Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES CONSOLIDATED EARNINGS OF $0.10 PER DILUTED SHARE FOR THE FOURTH QUARTER 2010

Fourth quarter 2010 consolidated revenues of $259.0 million and pre-tax earnings of $12.8 million, or $0.10 per diluted share, included a tax benefit of $2.1 million, or $0.02 per diluted share

Equities generated fourth quarter 2010 revenues of $201.9 million amid decreasing overall market volumes and declining volatility, compared to fourth quarter 2009 revenues of $232.0 million

Fixed Income, Currencies and Commodities (FICC) generated fourth quarter 2010 revenues of $61.1 million due in part to narrowing spreads, compared to fourth quarter 2009 revenues of $70.2 million

JERSEY CITY, New Jersey (January 20, 2011) – Knight Capital Group, Inc. (NYSE Euronext: KCG) today reported consolidated earnings of $9.2 million, or $0.10 per diluted share, for the fourth quarter of 2010. The results include a tax benefit of $2.1 million, or $0.02 per diluted share.

For the fourth quarter of 2009, the company reported consolidated earnings of $43.0 million, or $0.46 per diluted share.

Revenues from continuing operations for the fourth quarter of 2010 were $259.0 million, compared to $303.3 million from continuing operations for the fourth quarter of 2009.

“Knight generated positive results in the fourth quarter of 2010 amid divergent market conditions of increasing returns from the major equities indexes and corporate debt market, contrasted by decreasing overall volumes,” said Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group. “Opportunities were limited by muted trading activity in the equity and debt markets coupled with declining volatility. Nevertheless, we continued to make progress in several areas, including global equities market making, institutional electronic trading and retail fixed income. During the quarter, Knight completed the acquisitions of Astor Asset Management and the market-making units of Kellogg Capital Markets.”

“Continuing operations” includes the company’s Equities, FICC and Corporate operating segments. Equities includes all global equities market making and institutional sales and trading, such as Knight Direct and Knight Link. FICC includes all global trade execution services in fixed income, foreign exchange and commodities, such as fixed income sales, trading and research, Knight BondPoint and Hotspot FX. Corporate includes strategic investments primarily in financial services-related ventures, corporate overhead expenses and all other expenses that are not attributable to the Equities and FICC segments. “Discontinued operations” primarily comprises the company’s former Deephaven subsidiary.

	Q4 2010	Q4 2009
Revenues ($ thousands)	259,033	303,280
Income from continuing operations, net of tax ($ thousands)	9,376	43,298
Loss from discontinued operations, net of tax ($ thousands)	(144)	(286)
Net income ($ thousands)	9,232	43,012
Diluted EPS from continuing operations ($)	0.10	0.46
Diluted EPS from discontinued operations ($)	(0.00)	(0.00)
Average daily U.S. equity dollar value traded ($ billions)	24.7	24.8
Average daily U.S. equity trades (thousands)	3,474.1	3,635.7
Nasdaq and Listed equity shares traded (billions)	60.5	73.8
OTC Bulletin Board and Pink Sheet shares traded (billions)	330.9	708.1
Average revenue capture per U.S. equity dollar value traded (bps)	1.1	1.2
Average daily Knight Direct equity shares (millions)	174.9	84.6
Average daily Hotspot FX notional dollar value traded ($ billions)	42.0	30.0

	YTD 2010	YTD 2009
Revenues ($ thousands)	1,149,056	1,162,431
Income from continuing operations, net of tax ($ thousands)	91,997	151,616
Loss from discontinued operations, net of tax ($ thousands)	(359)	(34,514)
Net income ($ thousands)	91,638	117,102
Diluted EPS from continuing operations ($)	0.97	1.60
Diluted EPS from discontinued operations ($)	(0.00)	(0.37)
Average daily U.S. equity dollar value traded ($ billions)	26.6	23.0
Average daily U.S. equity trades (thousands)	3,730.4	3,904.5
Nasdaq and Listed equity shares traded (billions)	275.3	343.1
OTC Bulletin Board and Pink Sheet shares traded (billions)	1,988.9	2,170.7
Average revenue capture per U.S. equity dollar value traded (bps)	1.1	1.3
Average daily Knight Direct equity shares (millions)	148.8	69.1
Average daily Hotspot FX notional dollar value traded ($ billions)	36.9	22.8

“In 2010, we worked to execute Knight’s global growth strategy, making adjustments when necessary,” said Mr. Joyce. “Among securities firms, we maintained the number-one rankings in shares traded across Listed, NASDAQ, Bulletin Boards and ETFs. Knight increased principal trading across geographies and asset classes. We expanded options capabilities by adding an institutional sales and trading team and launching options market making. In order to become more diversified as a firm, we enhanced Knight’s capabilities across research, capital markets and asset management. Finally, we successfully built out our clearing operations in what is perhaps one of the most significant undertakings of its kind in the industry over the past decade.”

Equities

During the fourth quarter of 2010, the Equities segment generated total revenues of $201.9 million and pre-tax income of $35.8 million. In the fourth quarter of 2009, Equities reported total revenues of $232.0 million and pre-tax income of $56.7 million. Equities had pre-tax margins of 18% in the fourth quarter of 2010, compared to pre-tax margins of 24% in the fourth quarter of 2009.

“In Equities, we performed fairly well during the fourth quarter considering the decreases in institutional and retail activity,” said Mr. Joyce. “Knight’s average daily dollar value traded remained essentially flat year over year due in large part to our diversification within market making and sales and trading. Knight Link continued to make strong contributions. Knight Direct grew average daily share volume more than 100 percent compared to the fourth quarter of 2009. Overseas, we recorded solid results from market making and trading in European equities. Finally, we expect the Kellogg acquisition will strengthen Knight’s market making in U.S. equities and ETFs.”

FICC

During the fourth quarter of 2010, the FICC segment generated total revenues of $61.1 million and a pre-tax loss of $2.4 million. In the fourth quarter of 2009, FICC reported total revenues of $70.2 million and pre-tax income of $7.2 million.

“Knight’s FICC results were impacted by continued competition from the bulge brackets in institutional fixed income and narrowing spreads for corporate bonds,” said Mr. Joyce. “We worked to leverage Knight’s fixed income research and desk analysts to support U.S. and U.K. credit while remaining opportunistic in ABS/MBS and emerging markets. In retail fixed income, we continued to extend our reach in the marketplace through Knight BondPoint and Knight Advisor Services. In foreign exchange, Hotspot FX grew average daily notional dollar value traded nearly 40 percent compared to the fourth quarter of 2009.”

Corporate

In the fourth quarter of 2010, the Corporate segment reported a pre-tax loss of $20.6 million, which includes a loss of $6.0 million from corporate investments, compared to a pre-tax loss of $12.8 million in the fourth quarter of 2009.

“As 2010 drew to a close, we witnessed a gradual deterioration in volumes, volatility and spreads,” said Mr. Joyce. “While Knight’s results did not meet our expectations, we accomplished a great deal in further transforming the firm. We’re beginning to get pre-tax contributions from several initiatives. When the economy improves and institutional and retail activity picks up, I believe Knight will be well-positioned to benefit due to our work to diversify products and services, leverage trading technology, and expand the client base.”

Headcount at December 31, 2010 was 1,326 full-time employees, as compared to 1,126 full-time employees at December 31, 2009. As a result of the acquisition of the market-making units of Kellogg Capital Markets, headcount at January 1, 2011 increased by 38 full-time employees.

As of December 31, 2010, the company had $375.6 million in cash and cash equivalents. The company had $1.4 billion in stockholders’ equity as of December 31, 2010, equivalent to a book value of $14.51 per diluted share. The company had a book value of $12.87 per diluted share as of December 31, 2009.

During the fourth quarter of 2010, the company repurchased 1.0 million shares for approximately $13.4 million under the company’s $1.0 billion stock repurchase program. To date, the company has repurchased 71.7 million shares for $817.4 million. The company has approximately $182.6 million of availability to repurchase shares under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

* * *

Copies of this earnings release and other company information can be obtained on Knight’s website, http://www.knight.com. The company will conduct its fourth quarter 2010 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Time (ET) today, January 20, 2011. To access Knight’s earnings conference call, please dial 888-857-6931 for domestic callers or 719-457-2635 for international callers. When prompted, please enter passcode 7384396. A replay of the fourth quarter 2010 earnings conference call will be available by dialing 888-203-1112 for domestic callers or 719-457-0820 for international callers. When prompted, please enter passcode 7384396. The conference call will be webcast live at 9:00 a.m. ET for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for December 2010 on its website at http://www.knight.com/ourfirm/volumestats.asp before the start of trading today.

* * *

About Knight

Knight Capital Group (NYSE Euronext: KCG) is a global financial services firm that provides access to the capital markets across multiple asset classes to a broad network of clients, including buy- and sell-side firms, and corporations. Knight is headquartered in Jersey City, N.J. with a growing global presence across the Americas, Europe, and the Asia Pacific region. For further information about Knight, please visit www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with changes in market structure, legislative or regulatory rule changes and the costs, integration, performance and operation of businesses recently acquired or developed organically, or that may be acquired or developed organically in the future. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2009, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter-ended March 31, 2010, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2009, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Margaret Wyrwas	Kara Fitzsimmons	Jonathan Mairs
Senior Managing Director, Communications, Marketing & Investor Relations 201-557-6954 or mwyrwas@knight.com	Director, Media Relations 201-356-1523 or kfitzsimmons@knight.com	Vice President, Corporate Communications 201-356-1529 or jmairs@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended December 31,		For the years ended December 31,
	2010	2009	2010	2009
	(In thousands, except per share amounts)
Revenues
Commissions and fees	$165,901	$166,874	$660,527	$670,406
Net trading revenue	96,619	132,225	489,394	486,684
Interest, net	1,240	975	2,092	(1,712)
Investment (loss) income and other, net	(4,727)	3,206	(2,957)	7,053

Total revenues	259,033	303,280	1,149,056	1,162,431

Expenses
Employee compensation and benefits	133,972	143,192	546,748	527,327
Execution and clearance fees	41,966	47,852	176,116	169,805
Communications and data processing	19,287	17,221	69,597	61,071
Depreciation and amortization	12,435	9,145	42,773	34,368
Payments for order flow	8,987	13,816	37,700	71,629
Interest	8,785	2,108	25,896	4,777
Occupancy and equipment rentals	7,300	5,997	26,632	23,177
Professional fees	4,701	3,633	17,463	13,043
Business development	4,502	5,310	19,493	18,807
Writedown of assets and lease loss accrual (benefit), net	—	292	1,032	(9,704)
Restructuring	—	—	16,731	—
Other	4,331	3,587	18,909	15,326

Total expenses	246,266	252,153	999,090	929,626

Income from continuing operations before income taxes	12,767	51,127	149,966	232,805
Income tax expense	3,391	7,829	57,969	81,189

Income from continuing operations, net of tax	9,376	43,298	91,997	151,616
Loss from discontinued operations, net of tax	(144)	(286)	(359)	(34,514)

Net income	$9,232	$43,012	$91,638	$117,102

Basic earnings per share from continuing operations	$0.10	$0.49	$1.02	$1.70

Diluted earnings per share from continuing operations	$0.10	$0.46	$0.97	$1.60

Basic earnings per share from discontinued operations	$(0.00)	$(0.00)	$(0.00)	$(0.39)

Diluted earnings per share from discontinued operations	$(0.00)	$(0.00)	$(0.00)	$(0.37)

Basic earnings per share	$0.10	$0.48	$1.02	$1.31

Diluted earnings per share	$0.10	$0.46	$0.97	$1.24

Shares used in computation of basic earnings per share	91,226	89,175	90,167	89,095

Shares used in computation of diluted earnings per share	93,735	94,255	94,447	94,504

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31, 2010	December 31, 2009
	(In thousands)
ASSETS
Cash and cash equivalents	$375,569	$427,106
Financial instruments owned, at fair value	1,580,368	926,589
Collateralized agreements:
Securities borrowed	1,361,010	394,417
Receivable from brokers, dealers and clearing organizations	496,657	500,143
Fixed assets and leasehold improvements, at cost, less accumulated depreciation and amortization	117,601	98,696
Investments	81,331	118,619
Goodwill	338,743	265,530
Intangible assets, less accumulated amortization	109,784	93,332
Other assets	206,875	189,592

Total assets	$4,667,938	$3,014,024

LIABILITIES & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value	$1,311,324	$639,259
Collateralized financings:
Securities loaned	527,945	550,226
Financial instruments sold under agreements to repurchase	340,000	—
Other secured financings	35,583	—
Payable to brokers, dealers and clearing organizations	480,341	155,148
Accrued compensation expense	186,451	205,282
Accrued expenses and other liabilities	114,376	109,987
Credit facility	—	140,000
Long-term debt	311,060	—

Total liabilities	3,307,080	1,799,902

Equity
Knight Capital Group, Inc. stockholders' equity
Class A common stock	1,628	1,586
Additional paid-in capital	807,287	746,778
Retained earnings	1,317,462	1,229,112
Treasury stock, at cost	(765,875)	(763,974)
Accumulated other comprehensive loss	(265)	—

Total Knight Capital Group, Inc. stockholders' equity	1,360,237	1,213,502
Noncontrolling interests	621	620

Total equity	1,360,858	1,214,122

Total liabilities and equity	$4,667,938	$3,014,024

KNIGHT CAPITAL GROUP, INC.

PRE-TAX EARNINGS BY BUSINESS SEGMENT*

Amounts in millions

(Unaudited)

	For the three months ended December 31,		For the years ended December 31,
	2010	2009	2010	2009
Equities
Revenues	$201.9	$232.0	$902.5	$891.0
Expenses (1)	166.2	175.3	673.4	663.7

Pre-tax earnings	35.8	56.7	229.1	227.3

FICC
Revenues	61.1	70.2	249.1	266.7
Expenses (1)	63.5	63.0	255.3	218.8

Pre-tax earnings	(2.4)	7.2	(6.2)	47.8

Corporate
Revenues	(4.0)	1.0	(2.5)	4.7
Expenses (1)	16.6	13.9	70.4	47.1

Pre-tax earnings	(20.6)	(12.8)	(72.9)	(42.3)

Consolidated
Revenues	259.0	303.3	1,149.1	1,162.4
Expenses (1)	246.3	252.2	999.1	929.6

Pre-tax earnings	$12.8	$51.1	$150.0	$232.8

* Totals may not add due to rounding.

(1)	Included in Expenses for the year ended December 31, 2010 is a Restructuring charge of $16.7 million which comprises $3.1 million for Equities, $12.9 million for FICC and $0.7 million for Corporate.